UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 10, 2007

PHOTRONICS, INC.
(Exact name of registrant as specified in its charter)

Connecticut	0-15451	06-0854886
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

15 Secor Road, Brookfield, CT	06804
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code (203) 775-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	Entry into a Material Definitive Agreement
1.01.
On September 10, 2007, Photronics, Inc. (“Photronics”) and Christopher J. Progler, Vice President, Chief Technology Officer entered into a three year employment agreement for the position of Vice President, Chief Technology Officer dated September 10, 2007 (the “Employment Agreement”). Mr. Progler will receive an annual rate of compensation of $243,000 annually, paid biweekly. He will receive a company car, plus all related expenses as per company policy, four weeks annual vacation, and is eligible to participate in Photronics’ health and insurance plans as described in Photronics’ handbook. The Employment Agreement also provides for certain severance, confidentiality and non-compete provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTRONICS, INC.
(Registrant)

DATE	September 11, 2007	BY	/s/ Edwin L. Lewis
Edwin L. Lewis
Senior Vice President, General Counsel and Secretary

PHOTRONICS, INC.